CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                                 April 25, 2005

Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders of Central Jersey Bancorp to be held at Branches, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Thursday, May 26, 2005 at 10:00 a.m., local time.

      At the annual meeting, you will be asked to elect twelve nominees for director, consider and adopt the Central Jersey Bancorp 2005 Equity Incentive Plan and consider and act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

      It is important that your shares of Central Jersey Bancorp common stock are represented at the annual meeting, whether or not you attend the annual meeting in person and regardless of the number of shares you own. To ensure that your shares of common stock are represented, we urge you to complete, sign, date and return your proxy card in the enclosed postage prepaid envelope. If you attend the annual meeting, you may vote in person even if you have previously submitted a proxy. Your prompt attention is greatly appreciated.

                                                      Very truly yours,

                                                      /s/ Robert S. Vuono

                                                      Robert S. Vuono
                                                      Secretary

                             CENTRAL JERSEY BANCORP
                                627 Second Avenue
                          Long Branch, New Jersey 07740
                                 (732) 571-1300

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 26, 2005

                          ----------------------------

To the Shareholders of
Central Jersey Bancorp:

      NOTICE IS HEREBY GIVEN, that the annual meeting of shareholders (the "Annual Meeting") of Central Jersey Bancorp will be held at Branches, located at 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Thursday, May 26, 2005 at 10:00 a.m., local time, for the following purposes:

      1. To elect twelve nominees for director who will serve on Central Jersey Bancorp's Board of Directors for the following year and until their successors have been elected and qualify;

      2. To consider and vote on the proposal to approve and adopt the Central Jersey Bancorp 2005 Equity Incentive Plan; and

      3. To transact such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

      Shareholders of record at the close of business on April 6, 2005, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

      Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying postage prepaid envelope. You may revoke your proxy either by written notice to Central Jersey Bancorp, by submitting a proxy card dated as of a later date or in person at the Annual Meeting. The Board of Directors of Central Jersey Bancorp recommends that you vote "FOR" each of the nominees for director and the proposal to approve and adopt the Central Jersey Bancorp 2005 Equity Inventive Plan.

                                            By Order of the Board of Directors

                                            /s/ Robert S. Vuono

                                            Robert S. Vuono
                                            Secretary

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO SIGN AND DATE THE ACCOMPANYING PROXY AND MAIL IT AT ONCE IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

                             CENTRAL JERSEY BANCORP

                  --------------------------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                  --------------------------------------------

General Information

      This Proxy Statement is being furnished to the holders of common stock, with a par value of $.01 per share ("Common Stock"), of Central Jersey Bancorp in connection with the solicitation of proxies by the Board of Directors of Central Jersey Bancorp (the "Board" or "Board of Directors") for use at the annual meeting of shareholders of Central Jersey Bancorp to be held at 10:00 a.m. on Thursday, May 26, 2005 at Branches, located at 123 Monmouth Road (Route
71), West Long Branch, New Jersey (the "Annual Meeting"). The Board of Directors has fixed the close of business on April 6, 2005 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

      At the Annual Meeting, shareholders of Central Jersey Bancorp will consider and vote on:

            o     the election of twelve nominees for director;

            o the proposal to approve and adopt the Central Jersey Bancorp 2005 Equity Incentive Plan (the "2005 Equity Incentive Plan"); and

            o     any other business as may properly come before the Annual
                  Meeting.

      Shareholders may revoke the authority granted by their execution of proxies at any time before the effective exercise of such proxies by filing written notice of such revocation with the secretary of the Annual Meeting. Presence at the Annual Meeting does not, in and of itself, revoke the proxy. Also, any grant of a proxy subsequent to an earlier grant of a proxy, revokes the earlier proxy. All shares of Common Stock represented by executed and unrevoked proxies will be voted in accordance with the specifications therein. Proxies submitted without specification will be voted "FOR" the election of each of the nominees for director and "FOR" the proposal to approve and adopt the 2005 Equity Incentive Plan. Neither the Board nor management of Central Jersey Bancorp is aware, to date, of any matter being presented at the Annual Meeting other than the election of directors and the proposal to approve and adopt the 2005 Equity Incentive Plan, but, if any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

      Proxies for use at the Annual Meeting are being solicited by the Board of Directors. The cost for preparing, assembling and mailing the proxy materials is to be borne by Central Jersey Bancorp. It is not anticipated that any compensation will be paid for soliciting proxies, and Central Jersey Bancorp does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and employees of Central Jersey Bancorp, without additional compensation, may solicit proxies personally or by telephone, telegraph, facsimile transmission or special letter.

      This Proxy Statement and the enclosed proxy card are being mailed to shareholders on or about April 25, 2005.

Voting Securities

      Shareholders of record at the close of business on April 6, 2005 are entitled to one vote for each share of Common Stock then held by them. As of that date, Central Jersey Bancorp had 3,869,412 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to be voted at the Annual Meeting for the purpose of determining the existence of a quorum.

      Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy. A majority of the outstanding shares of Common Stock voted at the Annual Meeting at which a quorum is present must be voted in favor of the proposal to approve and adopt the 2005 Equity Incentive Plan. All votes will be tabulated by the inspector of election appointed at the Annual Meeting who will separately tabulate affirmative votes, negative votes, abstentions and broker non-votes. Under New Jersey law, any proxy submitted and containing an abstention or broker non-vote will not be counted as a vote cast on any matter to which it relates.

Principal Shareholders and Security Ownership of Management

      The following table sets forth information as of April 6, 2005, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of Central Jersey Bancorp's Common Stock, which is the only class of Central Jersey Bancorp capital stock with shares issued and outstanding, by (1) each Central Jersey Bancorp director, which includes Named Executive Officers (as such term is defined in the section of this Proxy Statement captioned "EXECUTIVE OFFICERS - Executive Compensation") Richard O. Lindsey and James S. Vaccaro, and (2) Anthony Giordano, III and Kevin W. Hunt, the Named Executive Officers who are not directors of Central Jersey Bancorp.

                                                                 Beneficial Ownership of
                                                                 Central Jersey Bancorp's
                                                                      Common Stock
                                                             -------------------------------
                                                                                  Percent of
Name of Beneficial Owner - Directors and Officers (1)        No. of Shares (2)      Class
-----------------------------------------------------        -----------------    ----------
James G. Aaron, Esq. (3)(4)..............................          102,948           2.66%
Nicholas A. Alexander, C.P.A. (3)(5).....................           42,954           1.11%
John A. Brockriede (3)(6)................................          190,866           4.93%
George S. Callas (3)(7)(8)...............................           84,857           2.19%
Carl F. Chirico (3)(9)(10)...............................          100,699           2.60%
M. Claire French (3)(11).................................           32,429            .84%
William H. Jewett (3)(12)................................           46,963           1.21%
Paul A. Larson, Jr. (3)(13)..............................           37,197            .96%
Richard O. Lindsey (3)(14)(15)...........................           53,440           1.38%
John F. McCann (3)(16)...................................           89,328           2.31%
Mark G. Solow (3)(17)....................................           82,710           2.14%
James S. Vaccaro (3)(18)(19).............................           96,097           2.48%
Robert S. Vuono (3)(20)(21)..............................           49,396           1.28%

                                                                    Beneficial Ownership of
                                                                   Central Jersey Bancorp's
                                                                        Common Stock
                                                             -----------------------------------
                                                                                      Percent of
Name of Beneficial Owner - Directors and Officers (1)        No. of Shares (2)           Class
-----------------------------------------------------        -----------------        ----------
Anthony Giordano, III (22)(23)...........................           26,118                .67%
Kevin W. Hunt (24)(25)...................................           29,108                .75%
All Executive Officers and
Directors as a Group (14 persons) (4)(5)(6)(8)
(10)(11)(12)(13)(15)(16)(17)(19)(21)(23)(25).............        1,065,110              27.53%

(1) All directors and officers listed in this table maintain a mailing address at 627 Second Avenue, Long Branch, New Jersey 07740.

(2) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp's Common Stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within sixty days, and (b)(I) owned by a spouse, (II) owned by other immediate family members, or (III) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(3)   Such person serves as a director of Central Jersey Bancorp.

(4) Includes 19,116 shares subject to currently exercisable stock options; 11,466 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron; and 7,920 shares registered in the name of Mr. Aaron as trustee for the Trust Under the Will of Leslie B. Aaron, Mr. Aaron's father. Mr. Aaron disclaims any beneficial ownership to the shares held in the aforementioned trust. Also includes 14,370 shares registered in the name of ERBA Co., Inc., in which Mr. Aaron has an ownership interest and serves as vice president. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his ownership interest in ERBA Co., Inc. Also includes 19,002 shares registered in the name of the Aaron Family Limited Partnership, of which Mr. Aaron is a partner. Mr. Aaron disclaims beneficial ownership of these securities except to the extent of his partnership interest in the Aaron Family Limited Partnership. Also includes 3,318 shares registered in the name of the David Ritter Trust and 3,318 shares registered in the name of the Randy Ritter Trust, of which Mr. Aaron is a trustee. Mr. Aaron disclaims any beneficial ownership to the shares held in these trusts. Also includes 9,738 shares held in trusts for the benefit of Mr. Aaron's family members of which Mr. Aaron's spouse is trustee; 1,452 shares registered in the name of Mr. Aaron's spouse; and 4,170 shares held in an Individual Retirement Account with Bear Stearns for the benefit of Mr. Aaron's spouse. Mr. Aaron disclaims beneficial ownership of the shares held in these trusts, the shares held by his spouse and the shares held for the benefit of his spouse.

(5) Includes 19,116 shares subject to currently exercisable stock options; and 2,646 shares held in an Individual Retirement Account with Smith Barney for the benefit of Mr. Alexander. Also includes 624 shares held by Mr. Alexander for the benefit of his grandchildren under the Uniform Transfers to Minors Act. Mr. Alexander disclaims beneficial ownership of the securities held for the benefit of his grandchildren.

(6) Includes 19,116 shares subject to currently exercisable stock options. Also includes 12,074 shares held in an Individual Retirement Account and 1,646 shares held in a Simplified Employee Pension Plan both by PaineWebber as custodian for the benefit of Mr. Brockriede. Includes 42,973 shares held by CJM Management, L.L.C., of which Mr. Brockriede is an Administrative Member. Mr. Brockriede disclaims beneficial ownership of these securities except to the extent of his ownership interest in CJM Management, L.L.C. Also includes 104,049 shares held jointly with Mr. Brockriede's spouse and 9,061 shares held in trusts for the benefit of Mr. Brockriede's family members of which Mr. Brockriede's spouse is trustee; and 818 shares held in an Individual Retirement Account by PaineWebber for the benefit of Mr. Brockriede's spouse. Mr. Brockriede disclaims beneficial ownership of the shares held in these trusts and the shares held by PaineWebber on behalf of Mr. Brockriede's spouse.

(7)   Mr. Callas serves as the Chairman of the Board of Central Jersey Bancorp.

(8) Includes 32,748 shares subject to currently exercisable stock options and 2,916 shares held by Mr. Callas' spouse. Mr. Callas disclaims beneficial ownership of the shares held by his spouse.

(9) Mr. Chirico serves as the Vice Chairman of the Board of Central Jersey Bancorp.

(10) Includes 74,315 shares subject to currently exercisable stock options, 7,783 shares held for his account in the Allaire Community Bank 401(k) Profit Sharing Plan and 9,572 shares held by Mr. Chirico's spouse. Mr. Chirico disclaims beneficial ownership of the shares held by his spouse.

(11)  Includes 22,179 shares subject to currently exercisable stock options.

(12)  Includes 29,078 shares subject to currently exercisable stock options.

(13) Includes 14,995 shares subject to currently exercisable stock options. Also includes 3,645 shares held jointly with Mr. Larson's spouse.

(14) Mr. Lindsey serves as an Executive Vice President and Chief Lending Officer of Central Jersey Bancorp.

(15) Includes 38,860 shares subject to currently exercisable stock options; 4,374 shares held jointly with Donna A. Lindsey, Mr. Lindsey's wife; and 2,916 shares held by Wheat First Butcher Singer as custodian for Richard
      O. Lindsey's Individual Retirement Account.

(16) Includes 19,116 shares subject to currently exercisable stock options; and 6,612 shares held in an Individual Retirement Account with Charles Schwab for the benefit of Mr.

      McCann. Also includes 7,290 shares held by Mary Ellen McCann, Mr. McCann's wife, as to which shares he disclaims any beneficial interest.

(17) Includes 19,116 shares subject to currently exercisable stock options; and 8,748 shares held jointly with Susan S. Solow, Mr. Solow's wife.

(18) Mr. Vaccaro serves as the President and Chief Executive Officer of Central Jersey Bancorp.

(19) Includes 65,581 shares subject to currently exercisable stock options; 18,616 shares held by Merrill Lynch Pierce Fenner & Smith as custodian for the benefit of James S. Vaccaro Simplified Employee Pension; 873 shares held by Mr. Vaccaro's son; and 1,166 shares held by Mr. Vaccaro as custodian for his daughters under the Uniform Transfers to Minors Act. Mr. Vaccaro disclaims any beneficial interest to the shares held by him as custodian for his children.

(20) Mr. Vuono serves as the Senior Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp.

(21) Includes 43,747 shares subject to currently exercisable stock options and 5,649 shares held in an Individual Retirement Account with Bank of America Investment Services, Inc.

(22) Mr. Giordano serves as Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp.

(23) Includes 23,992 shares subject to currently exercisable stock options; 940 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano; 933 shares held by Charles Schwab & Co. in an Individual Retirement Account for the benefit of Mr. Giordano's spouse, as to which shares he disclaims any beneficial interest; and 253 shares held by Mr. Giordano as custodian for his son under the Uniform Transfers to Minors Act, as to which shares he disclaims any beneficial interest.

(24) Mr. Hunt serves as the Executive Vice President and Senior Lending Officer of Monmouth Community Bank, N.A. and Allaire Community Bank, the bank subsidiaries of Central Jersey Bancorp.

(25)  Includes 26,833 shares subject to currently exercisable stock options.

      The following table sets forth information as of April 6, 2005, with respect to the beneficial ownership (as defined in Rule 13d-3 of the Exchange
Act) of Central Jersey Bancorp's Common Stock by each person or group of persons known by Central Jersey Bancorp to be the beneficial owner of more than 5% of Central Jersey Bancorp's outstanding Common Stock.

                                                    Beneficial Ownership of
                                                    Central Jersey Bancorp's
                                                          Common Stock
                                                --------------------------------
                                                                     Percent of
Name of Beneficial Owner - 5% Shareholders      No. of Shares (1)       Class
------------------------------------------      -----------------    ----------
Solomon Dwek (2)(3)...........................      313,807             8.15%

(1) In accordance with Rule 13d-3 of the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Central Jersey Bancorp Common Stock if he or she has voting or investment power with respect to such security. This includes shares (a) subject to options exercisable within sixty days, and (b)(I) owned by a spouse, (II) owned by other immediate family members, or (III) held in trust or held in retirement accounts or funds for the benefit of the named individuals, over which shares the person named in the table may possess voting and/or investment power.

(2) Mr. Dwek, a former director of Central Jersey Bancorp, maintains a mailing address at 200 Wall Street, P.O. Box 98, West Long Branch, New Jersey 07764.

(3) Includes 12,000 shares held in the name of Isaac Dwek and Pearl Pamela Dwek, as trustees for the Isaac Dwek Irrevocable Trust for the benefit of Isaac Dwek; 10,800 shares held in the name of the Raizel Dwek Irrevocable Trust with Pearl Pamela Dwek and Isaac Dwek as trustees; and 12,000 shares held in the name of Milo Dwek 1998 Irrevocable Trust, Solomon Dwek grantor, Pearl Pamela Dwek & Isaac Dwek trustees. Mr. Dwek disclaims beneficial ownership to the shares held in these trusts. Also includes (a) 522 shares held in an individual retirement account with Solomon Smith Barney for the benefit of Mr. Dwek; (b) 523 shares held in an individual retirement account with Solomon Smith Barney for the benefit of Mr. Dwek's spouse; and (c) 1,348 shares held in other individual retirement accounts for the benefit of Mr. Dwek's family members. Mr. Dwek disclaims any beneficial ownership to the shares held in these individual retirement accounts with the exception of the individual retirement account with Solomon Smith Barney for his benefit.

                              ELECTION OF DIRECTORS

      The By-laws of Central Jersey Bancorp provide that the number of directors shall not be less than three directors nor more than fifteen directors, and permit the exact number of directors to be determined from time to time by the Board. Currently, the Board has fixed the number of directors at twelve.

Nomination Process

      Effective January 1, 2005, Central Jersey Bancorp's Board of Directors formed a Nominating Committee. The principal responsibilities of this Nominating Committee are to: (1) determine the slate of director nominees for election to the Board of Directors; (2) identify and recommend candidates to fill vacancies occurring between annual shareholder meetings; (3) review the composition of Board committees; and (4) review Central Jersey Bancorp's policies and programs that relate to matters of corporate responsibility, including public issues of significance to Central Jersey Bancorp and its shareholders. The Nominating Committee is to annually review with the Board the applicable skills and characteristics required of Board nominees in the context of current Board composition and company circumstances.

      In making its recommendations to the Board, the Nominating Committee is to consider, among other things, the qualifications of individual director candidates. The Nominating Committee is to collaborate with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members with the objective of having a Board with diverse backgrounds and experience in business, government, education and public service. In evaluating the suitability of individual Board members, the Nominating Committee takes into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of publicly traded company in today's business environment; understanding of Central Jersey Bancorp's business and technology; educational and professional background; and personal accomplishment. The Nominating Committee is to evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of Central Jersey Bancorp's business and represent shareholder interests through the exercise of sound judgment, using its members' diversity of experience. In determining whether to recommend a director for re-election, the Nominating Committee is also to consider the director's past attendance at meetings and participation in and contributions to the activities of the Board.

      The nominees for director named herein were elected by the entire Board. The Nominating Committee will commence functioning with respect to the selection of director nominees for the 2006 annual meeting of shareholders.

Nominees

      It is intended that the proxies solicited by the Board will be voted "FOR" the twelve nominees listed below in the section captioned "Board of Directors" (unless a shareholder otherwise directs). If, for any reason, any of the nominees becomes unavailable for election to or service on the Board, the proxies solicited by the Board of Directors will be voted for such substituted nominee(s) as is (are) selected by the Board of Directors. The Board has no reason to believe that any of the named nominees are not available or will not serve if elected. Each nominee for director currently serves as a director of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank. Directors will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES FOR DIRECTOR.

Board of Directors

      Each candidate for director currently serves as a director of Central Jersey Bancorp and has been nominated to serve for an additional one year term to expire at the next annual meeting of shareholders of Central Jersey Bancorp. The name, age, principal occupation or employment and biographical information of each person nominated to serve as a member of the Board of Directors of Central Jersey Bancorp is set forth below:

Name and Address                 Age    Principal Occupation or Employment
----------------                 ---    ----------------------------------
James G. Aaron, Esq.             60     Partner of Ansell, Zaro, Grimm & Aaron

Nicholas A. Alexander, C.P.A.    66     Retired Partner of KPMG LLP

John A. Brockriede               70     Businessman

George S. Callas                 72     Chairman of the Board of Central Jersey
                                        Bancorp and President of Allaire Capital
                                        Corp.

Carl F. Chirico                  64     Vice Chairman of Central Jersey Bancorp

M. Claire French                 66     Monmouth County Clerk

William H. Jewett                74     President of Ecumenical Capital

Paul A. Larson, Jr.              55     President Larson Ford-Suzuki
                                 67     Retired Group President of Salomon Smith
                                        Barney
John F. McCann

Mark G. Solow                    56     Co-founder of GarMark Advisors, L.L.C.

James S. Vaccaro                 48     President and Chief Executive Officer of
                                        Central Jersey Bancorp

Robert S. Vuono                  55     Senior Executive Vice President, Chief
                                        Operating Officer and Secretary

      There are no family relationships among the nominees for director and executive officers of Central Jersey Bancorp. None of the nominees for director or executive officers of Central

Jersey Bancorp are directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended.

      Each nominee for director of Central Jersey Bancorp elected to the Board shall also serve as a member of the Boards of Directors of Monmouth Community Bank and Allaire Community Bank.

Biographical Information

            James G. Aaron is a Partner in the law firm of Ansell, Zaro, Grimm & Aaron located in Ocean Township, New Jersey. Mr. Aaron Chairs the firm's Commercial Litigation, Municipal Law and Bankruptcy Practice Department. Mr. Aaron is licensed to practice law in the State of New Jersey, the United States District Court for the District of New Jersey and the United States District Court for the Eastern District of New York. Mr. Aaron also is licensed to practice before the United States Court of Claims. Mr. Aaron presently serves as the city attorney for the City of Long Branch, as redevelopment counsel for the City of Asbury Park and is a member of the Monmouth County and New Jersey State Bar Associations. Mr. Aaron formerly served on the Advisory Board of the Jersey Shore Bank and has represented Colonial First National Bank, Midlantic/Merchants National Bank, Commerce Bank, Fidelity Union Bank and Monmouth County National Bank. Mr. Aaron received his B.A. degree from Dickinson College in Carlisle, Pennsylvania and his J.D degree from New York University School of Law. Mr. Aaron resides in West Long Branch, New Jersey. Mr. Aaron has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, since their inception. Mr. Aaron also has served as a member of the Board of Directors of Central Jersey Bancorp's other bank subsidiary, Allaire Community Bank, since the consummation of the Combination of Allaire Community Bank and Central Jersey Bancorp on January 1, 2005.

            Nicholas A. Alexander is a retired partner of KPMG LLP. Mr. Alexander's career with KPMG spanned a total of 35 years. He is a certified public accountant in the State of New Jersey, a member of The American Institute of Certified Public Accountants, and a member of the New Jersey State Society of Certified Public Accountants. Mr. Alexander received his undergraduate degree in accounting from King's College. Mr. Alexander resides in Rumson, New Jersey. Mr. Alexander has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, since their inception. Mr. Alexander also has served as a member of the Board of Directors of Central Jersey Bancorp's other bank subsidiary, Allaire Community Bank, since the consummation of the Combination of Allaire Community Bank and Central Jersey Bancorp on January 1, 2005.

            John A. Brockriede is a local businessman who has owned and participated in various businesses in the Long Branch area for over 40 years. His business holdings include ownership and operation of restaurants, apartment buildings ,an automobile agency, shopping centers, and commercial office space. Mr. Brockriede also has over twenty-five years of banking experience, having been one of the founders of Jersey Shore Bank. Mr. Brockriede also served as a director of Jersey Shore Bank and its successor banks, National State Bank and Constellation Bancorp. Mr. Brockriede is a member of the Board of Trustees of Monmouth Medical Center and the Board of Directors of the Juvenile Diabetes Research Foundation. Mr. Brockriede resides in Long Branch, New Jersey and serves as a Commissioner of the Long Branch Sewerage Authority. Mr. Brockriede has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, since their inception, and served as the Vice-Chairman of such Boards until December 31, 2004. Mr. Brockriede also has served as a member of the Board of Directors of Central Jersey Bancorp's other bank subsidiary, Allaire Community Bank, since the consummation of the Combination of Allaire Community Bank and Central Jersey Bancorp on January 1, 2005.

            George S. Callas has served as Chairman of the Board of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Chairman of the Board of Allaire Community Bank. Mr. Callas is a retired businessman, governmental official and educator and has owned, operated and participated in various businesses for over 40 years, including restaurants, nursing homes, real estate and wireless television stations. He assisted in the organization of Allaire State Bank, located in Wall Township, New Jersey, and served as the Vice Chairman of the Board of Directors and Vice President of such bank. Mr. Callas served as a member of the Board of Directors of National Community Bank of New Jersey. Mr. Callas also served in the Department of Community Affairs of the State of New Jersey and as the former Business Administrator of the City of New Brunswick and the Township of Jackson, former Director of the Monmouth County Employment and Training Agency, former Executive Director of the New Jersey State Senate, and former head of the Business Advocacy Division of the New Jersey Department of Commerce and Economic Development. Mr. Callas was also an educator of science, math and high school history, a college admission counselor and a college instructor in economics, political science and public administration. Mr. Callas was involved in many civic groups throughout his career. He resides in Brielle, New Jersey.

            Carl F. Chirico has served as the Vice-Chairman of the Board of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire

      Community Bank on January 1, 2005, he served as the President and Chief Executive Officer and as a director of Allaire Community Bank since its inception. Mr. Chirico has over forty years of banking experience. From 1993 through 1996, he served as the Southern Regional President of the Bank of New York (N.J.) National Community Division. In 1966, Mr. Chirico joined National Community Bank of N.J., and served in various capacities with such organization through 1993, including Branch Manger, Commercial Credit Officer, Regional Administrator and as First Senior Vice President and Senior Zone Officer for Central and Southern, New Jersey. He is the Treasurer of the Dr. Joseph Clayton Scholarship Fund and is a member of The 200 Club of Monmouth County. Mr. Chirico is a former member of the Monmouth/Ocean Development Council, the Hamilton Economic Development Council, the Old Bridge Development Council and the Spring Lake Rotary Club. He also previously served as a Director and Chairman of the Monmouth County Private Industry Council and as a member of the Board of Directors of the American Heart Association, Monmouth County Division. Mr. Chirico graduated from the Consumer School of Banking at the University of Virginia in 1979. Mr. Chirico resides in Toms River, New Jersey.

            M. Claire French currently serves as the Monmouth County Clerk and served as the former Vice Chairman of the State Local Finance Board from 1996 to 2002. Mrs. French presided over the Monmouth County Improvement Authority from 1986 to 1996 and served as the Mayor of Wall Township or as Committee Woman thereof from 1979 to 1986. She is a member of the Meridian Hospital System where she serves as Chair of the Government and Community Relations Committee. She is active in many of the Chambers of Commerce located in Ocean and Monmouth Counties, New Jersey, and is Treasurer of the Route 34 Business Group. Mrs. French served on both the Wall Township and Monmouth County Planning Boards and was President of her State Association of Constitutional Officials. She was a charter member of the Wall Township Foundation for Educational Excellence and was a former Regional Director for Monmouth Community Bank, N.A. of New York. Mrs. French and her husband Robert own French Contracting Company and reside in Wall Township. Mrs. French has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, she served as a member of the Board of Directors of Allaire Community Bank since 1997.

            William H. Jewett has been the President of Ecumenical Capital, Brielle, New Jersey since 1995. He was C.F.O. of the Synod of the Mid-Atlantics and the Synod Foundation for fourteen years (1978 to 1992), Treasurer of the New Jersey Council of Churches for twelve years (1978 to 1990), and Chairman of Development for the Classis of New Brunswick for six years (1971 to 1977). He is a past President of Synod of the Mid-Atlantics, the Classis of New Brunswick and the Shore Area Council of Churches. He was elected Chaplain of the New Jersey State Senate for three terms, and served as Chairman of the Juvenile Conference Committee of the Domestic Relations Court of Monmouth County. He is a life member of the Association of Individual Investors, and is active in Rotary International. Reverend Jewett resides in Brielle, New Jersey. Reverend Jewett earned his M.B.A. at the Wharton School of Finance and Commerce, University of Pennsylvania and his Master of Divinity at New Brunswick Theological Seminary (Rutgers). Mr. Jewett has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Vice Chairman of the Board of Directors of Allaire Community Bank.

            Paul A. Larson, Jr. is the President of Larson Ford-Suzuki, Lakewood, New Jersey and past Chairman of the New Jersey Coalition of Automotive Retailers. He is the past President of the Ocean County Auto Dealers Associations, the past President and Director of Shore Area YMCA, a former member of the Summit Bank Advisory Board, and President of the New Jersey Employers Association. He also served as Treasurer, Secretary and Membership Chairman at Manasquan River Golf Club and Secretary for the Haystack Club. Mr. Larson has volunteered much of his time as: a member of the Wall Township Board of Adjustment; a Vice President of Shelter Inc.; the SME Chairman for the Thunderbird District of the Monmouth County Boy Scouts; a member of the Lakewood Athletic Foundation, a Vice President of the Wall Foundation for Educational Excellence and the Treasurer of the Wall Township Football Club. He earned his degree in Business Administration from Northwood University, Michigan. Mr. Larson resides in Wall Township, New Jersey. He has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as a member of the Board of Directors of Allaire Community Bank since its inception.

            John F. McCann is retired from a 29-year career in the securities industry, most recently with Salomon Smith Barney where he served in various capacities including Group President and Senior Executive Vice President. Mr. McCann is a former member of the Boards of Directors of the financial services firms of Shearson American Express and Robinson Humphrey. Mr. McCann resides in Rumson, New Jersey. Mr. McCann has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, since their inception. Mr. McCann also has served as a member of the Board of Directors of Central Jersey Bancorp's other bank subsidiary, Allaire Community Bank, since the consummation of the Combination of Allaire Community Bank and Central Jersey Bancorp on January 1, 2005.

            Mark G. Solow is a co-founder of GarMark Advisors, L.L.C., a firm which manages funds for mezzanine investments in connection with leveraged buyouts, corporate recapitalizations and growth financings. Prior to the formation of GarMark Advisors, L.L.C., Mr. Solow was a Senior Executive Vice President at Chemical Bank and a member of its Management Committee. At Chemical Bank, Mr. Solow was in charge of global investment banking and corporate and multinational banking in North America, Western Europe and Asia-Pacific. In addition, he was Senior Credit Officer for the United States, Canada, Western Europe and Asia. Mr. Solow received his B.S. and M.B.A. degrees from Bowling Green University. Mr. Solow resides in Red Bank, New Jersey. Mr. Solow has served as a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, since their inception. Mr. Solow also has served as a member of the Board of Directors of Central Jersey Bancorp's other bank subsidiary, Allaire Community Bank, since the consummation of the Combination of Allaire Community Bank and Central Jersey Bancorp on January 1, 2005.

            James S. Vaccaro has served the President and Chief Executive Officer and a member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as Chairman of the Board of Monmouth Community Bancorp (the predecessor of Central Jersey Bancorp) and Monmouth Community Bank since their inception. He also served as the Chief Executive Officer of Monmouth Community Bank since April 3, 2000 and the Chief Executive Officer of Monmouth Community Bancorp since its inception. Mr. Vaccaro served in various management capacities in the health care field from 1995 through 2000. Mr. Vaccaro has significant experience in the banking industry. He was a member of the Board of Directors, Executive Vice President and Chief Financial Officer of The Central Jersey Bank & Trust Co., and, prior to his affiliation with The Central Jersey Bank & Trust Co., was a Manager of the Asset Services Division of Citibank, N.A. Mr. Vaccaro serves as Vice Chair of the Board of Trustees of Monmouth Medical Center, is a member of the Board of Trustees of Monmouth Medical Center Foundation; is Vice Chairman of the Business Council of Monmouth University; is a member of the Board of Trustees of VNA of Central Jersey Community Services, Inc.; is a member of the Board of Directors of the New Jersey Repertory Company; is a member of the Advisory Council of Interfaith Neighbors and is a member of Monmouth Council of Boy Scouts Endowment Advisory Board. Mr. Vaccaro received his B.A. degree from Ursinus College and an advanced degree from Harvard Graduate School of Business. Mr. Vaccaro resides in West Allenhurst, New Jersey.

            Robert S. Vuono has served as the Senior Executive Vice President, Chief Operating Officer and Secretary and member of the Boards of Directors of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the Senior Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary of Allaire Community Bank. Mr. Vuono has been the Chief Financial Officer and Secretary of Allaire Community Bank since its inception and was appointed Senior Executive Vice President and Chief Operating Officer in June 2004. He also served as a member of the Board of Directors of Allaire Community Bank since August 2002. Prior to his employment with Allaire Community Bank, Mr. Vuono had been the Executive Vice President of Colonial State Bank, in Freehold, New Jersey (February 1989 to May 1996), and Vice President of Central Jersey Bank & Trust Co., in Freehold Township, New Jersey (January 1974 to January 1989). Mr. Vuono resides in Wall Township, New Jersey.

Meetings and Committees of the Board of Directors

      The Board of Directors of Central Jersey Bancorp conducts business through regularly scheduled meetings of the Board and through its committees, including an Executive Committee, an Audit Committee, a Nominating Committee and a Compensation Committee. The Board of Directors for 2004 consisted of: James G. Aaron, Esq., Mark R. Aikins, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, Richard O. Lindsey, John F. McCann, Harold M. Miller, Jr., Carmen M. Penta, Mark G. Solow and James J. Vaccaro. During 2004, the Board held 13 regularly-scheduled meetings, with the ten directors of Central Jersey Bancorp serving on the Board in 2004 attending at least 75% of the meetings held. Central Jersey Bancorp also encourages all of its directors to attend the Annual Meeting and typically schedules a Board meeting immediately preceding or after the Annual Meeting. Last year, all of the directors of Central Jersey Bancorp attended the Annual Meeting and the preceding Board meeting.

      On January 1, 2005, as a result of the Combination of Central Jersey Bancorp and Allaire Community Bank (the "Combination"), the following persons were elected to the Board of Directors of Central Jersey Bancorp: James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, George S. Callas, Carl F. Chirico, M. Claire French, William H. Jewett, Paul A. Larson, Jr., John F. McCann, Mark G. Solow, James S. Vaccaro and Robert S. Vuono. Each of the directors elected to the Board on January 1, 2005, are currently nominees for director.

Executive Committee

      The Executive Committee of the Board of Directors, which consisted of directors James G. Aaron, Nicholas A. Alexander, C.P.A., John A. Brockriede, Richard O. Lindsey, John F. McCann and James S. Vaccaro met 12 times during 2004, with all members attending at least 83% of the meetings held. On January 1, 2005, as a result of the Combination, the Executive Committee was restructured. This new Executive Committee consists of George S. Callas, James
G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, Carl F. Chirico, M. Claire French, William H. Jewett, Paul A. Larson, John F. McCann, Mark G. Solow, James. S.

Vaccaro and Robert S. Vuono, and meets as is necessary. All significant actions of the Executive Committee must be ratified by the Board of Directors.

      Prior to the Combination, the Executive Committee served as Central Jersey Bancorp's Compensation Committee and, in that capacity, recommended to the Board of Directors annual salary levels for senior officers and staff. Mr. Vaccaro and Mr. Lindsey did not participate in discussions or recommendations regarding their own annual salary levels as officers of Central Jersey Bancorp and its bank subsidiary, Monmouth Community Bank, while serving as members of the Executive Committee during 2004. The Executive Committee met in its capacity as the Compensation Committee 2 times during the year 2004. Subsequent to the Combination, a new Compensation Committee was formed as described below.

Nominating Committee

      On January 1, 2005, the effective date of the Combination, Central Jersey Bancorp formed a Nominating Committee. The Nominating Committee of the Board of Directors is comprised of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William H. Jewett, Paul A. Larson, Jr. and Mark G. Solow. George S. Callas is the Chairman of the Nominating Committee and John A. Brockriede is the Vice Chair of the Nominating Committee. The Nominating Committee is responsible for recommending nominees for election as directors based upon the performance criteria established by the Nominating Committee, and may recommend a successor to a key senior management position when a position is vacant. In addition, the Nominating Committee anticipates developing a management succession policy that specifies key senior management positions and qualified potential replacements. The Nominating Committee will commence functioning with respect to the selection of director nominees for the 2006 annual meeting of shareholders.

Compensation Committee

      On January 1, 2005, the effective date of the Combination, Central Jersey Bancorp formed a Compensation Committee. The Compensation Committee of the Board of Directors is comprised of directors James G. Aaron, Esq., John A. Brockriede, George S. Callas, William H. Jewett, Paul A. Larson, Jr. and Mark G. Solow. Paul
A. Larson, Jr. is the Chairman of the Compensation Committee and Mark G. Solow is the Vice Chair of the Compensation Committee. The Compensation Committee is responsible for determining whether the Company's compensation and benefits packages are suitable and do not provide excessive benefits or result in material financial loss to Central Jersey Bancorp. The Compensation Committee is also responsible for approving or recommending to the Board compensation packages and plans for senior management and directors. These compensation packages include salaries, bonuses, vacations, termination benefits, profit-sharing plans, contributions to employee pension plans, stock option and stock purchase plans, indemnification agreements and employment/change of control contracts. When reviewing the proposed compensation packages, the Compensation Committee will consider: (1) the combined value of all cash and noncash benefits provided to the individual or individuals; (2) the compensation history of the individual or individuals as compared to other individuals with comparable expertise at Central Jersey Bancorp; (3) the financial condition of Central Jersey Bancorp; (4) comparable compensation packages at similar institutions based upon such factors as asset size, geographic location and the services provided; (5) the projected total cost and benefit to Central Jersey Bancorp for post employment benefits; and (6) any connection between the individual and any fraudulent act or omission, breach of trust of fiduciary duty or insider abuse with regard to Central Jersey Bancorp. Since it was formed, the Compensation Committee has met 2 times.

Audit Committee

      For the year ended December 31, 2004, the Audit Committee of the Board of Directors of Central Jersey Bancorp consisted of directors Nicholas A. Alexander, C.P.A., Mark R. Aikins, Esq., Carmen M. Penta, C.P.A. and Mark G. Solow. Each member of the Audit Committee qualified as an independent director in accordance with the rules of NASDAQ and the rules and regulations of the Securities and Exchange Commission. In addition, the Board has determined that Nicholas Alexander is both independent and qualifies as a financial expert by Securities and Exchange Commission rules. The Audit Committee is responsible for developing and monitoring the audit and loan review programs of Monmouth Community Bank and Allaire Community Bank. The Audit Committee recommends the loan review consultant to the Board, selects the outside auditor and meets with the Board to discuss the results of the annual audit and quarterly loan reviews and any related matters. The Audit Committee also receives and reviews the reports and findings and any other information presented to members of the Audit Committee by the officers of Central Jersey Bancorp and its bank subsidiaries regarding financial reporting policies and practices. The Audit Committee met 4 times during the year 2004, with all members attending at least 75% of the meetings held.

      On January 1, 2005, as a result of the Combination, the Audit Committee was restructured to include the following members: Nicholas A. Alexander, C.P.A., George S. Callas, William H. Jewett and John F. McCann.

Report of the Audit Committee of the Board of Directors

      Notwithstanding anything to the contrary set forth in any of Central Jersey Bancorp's previous or future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, that might incorporate this Proxy Statement, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

      Audit Committee Charter

      The Audit Committee developed an Audit Committee Charter (the "Charter") in consultation with Central Jersey Bancorp's accounting and finance department, its internal auditor and Central Jersey Bancorp's independent public accountants. The Board adopted the Charter on January 24, 2002. On November 20, 2003, the Board amended and restated the Charter.

      Review of Audited Financial Statements for the year ended December 31,
2004

      The Audit Committee, as in place for 2004, has reviewed and discussed with Central Jersey Bancorp's management the audited financial statements of Central Jersey Bancorp for the year ended December 31, 2004. The Audit Committee has discussed with KPMG LLP, Central Jersey Bancorp's independent public accountants, those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee has discussed the independence of KPMG LLP with that firm.

      Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board that Central Jersey Bancorp's audited financial statements for the year ended December 31, 2004 be included in its Annual Report on Form 10-KSB for the year ended December 31, 2004 and that such Form 10-KSB be filed with the Securities and Exchange Commission.

Submitted by:  Nicholas A. Alexander, C.P.A.
               Mark R. Aikins, Esq.
               Carmen M. Penta, C.P.A.
               Mark G. Solow

Principal Accounting Fees and Services

      Audit Fees

      Central Jersey Bancorp paid a total of $142,000 in 2004 and $68,500 in 2003 to KPMG LLP for audit services, which included work related to the annual audit and quarterly reviews rendered in 2004 and 2003, respectively. It should be noted that of the fees incurred in 2004, $75,000 were attributable to services provided by KPMG LLP in connection with the Combination.

      Audit Related Fees

      There were no fees associated with audit related services.

      Tax Fees

      Central Jersey Bancorp paid a total of $30,200 in 2004 and $14,800 in 2003 to KPMG LLP for income tax consultation, including income tax compliance, tax advice and tax planning.

      All Other Fees

      The Audit Committee has considered whether the non-audit services provided by KPMG LLP, including services rendered in connection with income tax consultation, were compatible with maintaining its independence and has determined that the nature and substance of the limited non-audit services did not impair the status of KPMG LLP as Central Jersey Bancorp's independent auditors. None of the engagements of KPMG LLP, which were pre-approved by the Audit Committee, made use of the de minimis exception to pre-approval contained in the rules of the Securities and Exchange Commission which permit limited engagements for non-audit services involving amounts under a specified threshold.

                               EXECUTIVE OFFICERS

      The name, age, current position and biographical information of each executive officer of Central Jersey Bancorp is set forth below:

Name and Address            Age       Capacities in Which Served
----------------            ---       --------------------------
George W. Callas            72        Chairman of the Board

Carl F. Chirico             64        Vice Chairman of the Board

James S. Vaccaro            48        President and Chief Executive Officer

Robert S. Vuono             55        Senior Executive Vice President, Chief
                                      Operating Officer and Secretary

Richard O. Lindsey          65        Executive Vice President and Chief Lending
                                      Officer

Anthony Giordano, III       39        Executive Vice President, Chief Financial
                                      Officer, Treasurer and Assistant Secretary

Biographical Information

      For the biographical information for George W. Callas, Carl F. Chirico, James S. Vaccaro and Robert S. Vuono, see "ELECTION OF DIRECTORS - Board of Directors."

            Richard O. Lindsey has been employed in the banking industry for over 35 years and has served as Executive Vice President and Chief Lending Officer of Central Jersey Bancorp and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. He also currently serves as a member of the Boards of Directors of Monmouth Community Bank and Allaire Community Bank. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as the President and a member of the Boards of Directors of Monmouth Community Bancorp (the predecessor of Central Jersey Bancorp) since its inception. Mr. Lindsey also served as Chief Executive Officer of Monmouth Community Bank from April 1, 1997 to March 31, 2000. From March, 1995 to March, 1997, he was Vice President and Senior Lending Officer for First DeWitt Bank. From January, 1991 to February, 1995, Mr. Lindsey was employed by The Central Jersey Bank & Trust Co. as Executive Vice President and Senior Lending Officer. From April, 1988 to December, 1990, he served as President and Chief Executive Officer of Covenant Bank for Savings. Prior to his position with Covenant

      Bank for Savings, Mr. Lindsey served in various positions at other New Jersey banks. Mr. Lindsey is currently serving on the Board of the United Methodist Homes of New Jersey; as Chairman of the New Beginnings Learning Center; as a trustee of the Methodist Hospital Foundation; as a member of the Methodist Hospital Division Committee of Thomas Jefferson University Hospitals, Inc.; and as a member of the Advisory Board of the Haddonfield Symphony Society. He is a past member of the Monmouth University Real Estate Institute and is the former Chairman of the Commercial Lending Committee of the New Jersey Bankers Association. Mr. Lindsey is a graduate of Gettysburg College from which he received a B.A. degree in economics. He resides in Barrington, New Jersey.

            Anthony Giordano, III has served as the Executive Vice President, Chief Financial Officer and Treasurer and Assistant Secretary of Central Jersey Bancorp, and its bank subsidiaries, Monmouth Community Bank and Allaire Community Bank, since January 1, 2005. Prior to the consummation of the Combination of Central Jersey Bancorp and Allaire Community Bank on January 1, 2005, he served as an Executive Vice President and the Chief Financial Officer and Treasurer and Secretary of Monmouth Community Bancorp (the predecessor of Central Jersey Bancorp) and Monmouth Community Bank since May 1998. Mr. Giordano has 17 years of financial analysis and accounting experience in the banking industry. Prior to joining Monmouth Community Bank, Mr. Giordano was employed by PNC Bank (formerly Midlantic
      Bank), where he served as Real Estate Banking Officer from 1996 to 1998 and Senior Accountant/Financial Analyst from 1994 to 1996. From 1988 to 1994, Mr. Giordano served in various positions at Shadow Lawn Savings Bank, including Budget and Financial Planning Manager and Financial Analyst. Mr. Giordano received a Masters of Business Administration from Monmouth University in 1992 and a Bachelor of Science degree in finance from Kean University in 1987. Mr. Giordano graduated from the Real Estate Institute at Monmouth University in 2000. Mr. Giordano has served on the Long Branch City Council since 1994.

Executive Compensation

      The following table sets forth information concerning the annual and long-term compensation for services in all capacities to Central Jersey Bancorp and Monmouth Community Bank for the years ended December 31, 2004, 2003 and 2002 of the Chief Executive Officer and each other executive officer whose total annual salary and bonus for the year ended December 31, 2004 exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation                   Long-Term Compensation
                                  -----------------------------------   -------------------------------------
                                                                                 Awards             Payouts
                                                                        -----------------------   -----------
                                                              Other     Restricted   Securities
                                                             Annual       Stock      Underlying                  All Other
                                                            Compensa-    Award(s)      Options       LTIP       Compensa-
Name and Position         Year    Salary ($)   Bonus ($)     tion ($)       ($)       (#)(1)(2)   Payouts ($)  tion ($)(3)
-----------------         ----    ----------   ---------    ---------   ----------   ----------   -----------  -----------
     James S. Vaccaro     2004    $ 229,077     $50,000     $    --       $    --           --     $    --       $6,150
        President and     2003      199,192      20,000          --            --       31,500          --        6,000
      Chief Executive     2002      170,000      20,000          --            --        6,300          --        5,700
              Officer

   Richard O. Lindsey     2004    $ 127,800     $ 9,000     $14,987(4)    $    --           --     $    --       $4,554
       Executive Vice     2003      114,785       7,500      14,904(4)         --       10,710          --        4,312
  President and Chief     2002      110,000       7,500      14,830(4)         --        3,150          --        4,113
      Lending Officer

        Kevin W. Hunt     2004    $ 105,816     $ 8,000     $    --       $    --           --     $    --       $3,414
       Executive Vice     2003       99,852       6,500          --            --        9,450          --           --
 President and Senior     2002       94,396       6,500          --            --        3,150          --           --
      Lending Officer

Anthony Giordano, III     2004    $  98,773     $15,000     $    --       $    --           --     $    --       $3,413
       Executive Vice     2003       93,079       6,500          --            --        9,450          --        2,987
     President, Chief     2002       84,125       6,500          --            --        3,150          --        2,719
   Financial Officer,
        Treasurer and
  Assistant Secretary

----------
(1) Represents shares of Common Stock underlying options granted under the Central Jersey Bancorp Stock Option Plan.

(2) The number of shares have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002 and 2001, respectively, and the 6 for 5 stock split effected as of July 15, 2004.

(3) Represents amounts contributed by Monmouth Community Bank pursuant to its 401(k) plan.

(4) Represents amounts received in transportation allowances and healthcare benefits.

Agreements with Officers

      Pursuant to a severance agreement entered into on January 1, 2005 by Central Jersey Bancorp and Carl F. Chirico, the Vice-Chairman of the Board of Central Jersey Bancorp, Mr. Chirico will receive a cash payment of $322,765.72 upon the termination of Mr. Chirico's employment with Central Jersey Bancorp for any reason, including death, disability or retirement, or Mr. Chirico's election to become a part-time employee of Central Jersey Bancorp. Such amount will be paid in annual installments not to exceed $100,000. The severance agreement also provides that, upon the termination of Mr. Chirico's full-time status as an employee of Central Jersey Bancorp, Central Jersey Bancorp will provide health care coverage for Mr. Chirico and his spouse to the same extent as it does for its full-time employees for the remainder of their lives. If Mr. Chirico and his spouse are not eligible for the health plans offered to employees of Central Jersey Bancorp due to the termination of Mr. Chirico's full-time status as an employee of Central Jersey Bancorp, Central Jersey Bancorp will obtain health care coverage for Mr. Chirico and his spouse with benefits that are equal to those provided Central Jersey Bancorp's full-time employees at such time, at the same cost to Mr. Chirico as if he was a full-time employee of Central Jersey Bancorp; provided, that at no time shall the health care benefits to be provided to Mr. Chirico and his spouse be less than the health care benefits in place at January 1, 2005.

      Robert S. Vuono, Senior, Executive Vice President, Chief Operating Officer and Secretary of Central Jersey Bancorp, and Robert K. Wallace, Executive Vice President of Lending of Central Jersey Bancorp, entered into on January 1, 2005 separate change of control agreements with Central Jersey Bancorp which grant each of these officers certain benefits if their employment relationship with Central Jersey Bancorp terminates prior to June 30, 2006 and certain other rights in the event of a change in control of Central Jersey Bancorp. Under their respective agreements, if, prior to June 30, 2006, the officer's employment is terminated by Central Jersey Bancorp or the officer voluntarily terminates his employment with Central Jersey Bancorp, the officer will be entitled to receive severance for the number of months equal to the difference of (1) eighteen months and (2) the number of whole months the officer was employed following the date of his agreement with Central Jersey Bancorp; provided, however, that in no event shall the officer be entitled to less than 12 months of severance. As defined in their respective agreements, severance means the officer's monthly salary and benefits at the time his employment relationship with Central Jersey Bancorp terminates, including life insurance, family health insurance and the value of contributions that would have been made by Central Jersey Bancorp to his 401(k) account during the severance period. In addition, in the event of a change of control of Central Jersey Bancorp (as such term is defined in the change of control agreements), if Messrs. Vuono and Wallace are not offered comparable employment by Central Jersey Bancorp's successor for at least the same compensation and benefits and in close proximity to their current homes, pursuant to a written employment contract with a term of 18 months, they will be entitled to 18 months of severance. The right of either officer to receive this severance is conditioned upon such officer's continued employment and assistance during the transition period until the change in control transaction is complete. If the agreement between the officer and Central Jersey Bancorp's successor is terminated without cause by the successor or by the officer for any reason within 18 months of the change in control, the officer's severance will be reduced by the amount of months that the officer actually worked for the successor, but shall not be reduced to less than 12 months of severance.

Stock Option Plan

      On August 1, 2000, the Central Jersey Bancorp Stock Option Plan (the "Stock Option Plan") was placed into effect. Pursuant to the Stock Option Plan, options to purchase up to 694,574 shares of Central Jersey Bancorp Common Stock may be granted to employees and directors of Central Jersey Bancorp or Monmouth Community Bank who are in a position to make significant contributions to the success of Central Jersey Bancorp or Monmouth

Community Bank. As of December 31, 2004, options to purchase 388,784 shares of Central Jersey Bancorp's Common Stock were outstanding under the Stock Option Plan. The total number of options that may be issued under the Stock Option Plan has been adjusted to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000 and the 6 for 5 stock split effected as of July 15, 2004. As a result of the Combination, all outstanding options vested. If the 2005 Equity Incentive Plan is approved by the shareholders of Central Jersey Bancorp at the Annual Meeting and thereafter placed into effect, no additional option grants will be made under the Stock Option Plan.

Securities Authorized for Issuance under Equity Compensation Plans

      The number of stock options outstanding under our Stock Option Plan, the weighted-average exercise price of outstanding options, and the number of securities remaining available for issuance, as of December 31, 2004, were as follows:

                         EQUITY COMPENSATION PLAN TABLE

                                                                                               Number of securities
                                                                                             remaining available for
                                                                                              future issuance under
                                        Number of securities to       Weighted-average         equity compensation
                                        be issued upon exercise       exercise price of          plans (excluding
                                        of outstanding options,     outstanding options,     securities reflected in
                                        warrants and rights (2)      warrants and rights         column (a)) (3)
            Plan category                         (a)                        (b)                       (c)
---------------------------------------------------------------------------------------------------------------------
Equity compensation plans approved by
security holders (1)                           388,784(4)                  $13.68                    305,790

Equity compensation plans not
approved by security holders                        --                         --                         --

Total                                          388,784(4)                  $13.68                    305,790

----------
(1) Central Jersey Bancorp currently has no equity compensation plans other than the Stock Option Plan described herein. In the event the shareholders of Central Jersey Bancorp approve the 2005 Equity Incentive Plan at the Annual Meeting, Central Jersey Bancorp plans to place such plan into effect.

(2) The shares have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively and the 6 for 5 stock split effected as of July 15, 2004.

(3) The total number of shares available pursuant to the Stock Option Plan has been adjusted to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000 and the Combination and the 6 for 5 stock split effected as of July 15, 2004.

(4)   As of January 1, 2005, all options vested as a result of the Combination.

Option Grants in the Last Fiscal Year

      There were no grants of stock options during the year ended December 31, 2004 to the Named Executive Officers.

Year End Option Values

      The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at December 31, 2004.

                           Number of Shares of Common Stock
                           Underlying Unexercised Options at       Value of Unexercised In-the-Money
                               December 31, 2004 (1)(2)           Options at December 31, 2004 ($)(3)
                         -----------------------------------      -----------------------------------
       Name                Exercisable      Unexercisable(4)        Exercisable      Unexercisable(4)
---------------------    ---------------    ----------------      ---------------    ----------------
James S. Vaccaro             31,861              33,720               $732,856           $589,664

Richard O. Lindsey           26,648              12,212               $676,219           $218,165

Kevin W. Hunt                16,345              10,398               $400,863           $181,818

Anthony Giordano, III        13,940              10,052               $334,593           $172,651

----------
(1) The stock options contained in this table have been adjusted, as appropriate, to account for the 5% stock distributions made to the shareholders of Central Jersey Bancorp on December 31, 2003, 2002, 2001 and 2000, respectively, and the 6 for 5 stock split effected as of July 15, 2004.

(2) Includes both non-qualified and incentive stock options available for grant under the Stock Option Plan.

(3)   Based on a per share market price of $34.05 at December 31, 2004.

(4)   As of January 1, 2005, all options vested as a result of the Combination.

Directors' Compensation

      Commencing April 1, 2001, Central Jersey Bancorp implemented a policy of compensating directors for their attendance at meetings of the Board ($200 per meeting) and committee members for their participation at committee meetings ($100 per meeting). Effective May 1, 2003, the compensation for directors for their attendance at meetings of the Board was increased to $500 per meeting and the compensation for committee members for their participation at committee meetings was increased to $250 per meeting. On February 28, 2004, each outside director (i.e., all directors serving on the Board at such time other than James
S. Vaccaro and Richard O. Lindsey) was granted nonqualified options to purchase 6,000 shares of Common Stock at a purchase price of $27.50 per share, which was equal to the last trading price of the Common Stock on the NASDAQ SmallCap Market on the date of grant of the non-qualified options. As of January 1, 2005, all of these options vested as a result of the Combination.

Certain Relationships and Related Party Transactions

      It is anticipated that certain directors of Central Jersey Bancorp, and the businesses and organizations with which they are associated, may have banking and non-banking transactions with Monmouth Community Bank and Allaire Community Bank in the ordinary course of business. Officers, directors and employees of Monmouth Community Bank and Allaire Community Bank also may have banking transactions with Monmouth Community Bank and Allaire Community Bank. The terms and conditions of any loan or commitment to loan, and of any other transaction, will be in accordance with applicable laws and on substantially the same terms as those prevailing at the time for comparable transactions with other persons or organizations with similar creditworthiness.

      To alleviate the need for additional conference rooms at Monmouth Community Bank's Long Branch location, Monmouth Community Bank leases conference, office and storage space at 6 West End Court, Long Branch, New Jersey. The landlord of the space leased at 6 West End Court is MCB Associates, L.L.C. The following directors of Central Jersey Bancorp and/or its bank subsidiaries have an interest in MCB Associates, L.L.C.: James G. Aaron, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, Richard O. Lindsey, John F. McCann, Carmen M. Penta, C.P.A., Mark G. Solow and James S. Vaccaro. The negotiations with respect to the leased conference, office and storage space at 6 West End Court were conducted at arms-length and the lease amount to be paid by Monmouth Community Bank was determined by an independent appraiser to be at fair market value. In 2004 and 2003, Central Jersey Bancorp paid lease costs of $26,500 and $24,000, respectively, in connection with its lease arrangement with MCB Associates, L.L.C.

      In 2004, Monmouth Community Bank's lending staff, from time to time, retained the services of the law firm of Ansell, Zaro, Grimm & Aaron, P.C., of which James G. Aaron, Esq., a director of Central Jersey Bancorp and its bank subsidiaries, is a shareholder.

      In 2004 and 2003, Central Jersey Bancorp purchased from Elite Forms, Inc. certain business forms and other related products for an aggregate purchase price of $41,776.83 and $39,296.68, respectively. Elite Forms, Inc. is owned by Ken and Barbara LePosa, the father and mother-in-law of Anthony Giordano, III, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary of Central Jersey Bancorp. The purchases were made on an arms-length basis by the purchasing officer of Monmouth Community Bank who is responsible for ensuring that products purchased by Monmouth Community Bank are made on the best available terms and rates.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires Central Jersey Bancorp's executive officers and directors, and persons who own more than ten percent of a registered class of Central Jersey Bancorp's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulation to furnish Central Jersey Bancorp with copies of all Forms 3, 4 and 5 they file.

      In connection with the grant of non-qualified stock options by Central Jersey Bancorp to its outside directors on February 28, 2004, directors James G. Aaron, Esq., Mark R. Aikins, Esq., Nicholas A. Alexander, C.P.A., John A. Brockriede, John F McCann, Harold M. Miller, Jr., Carmen M. Penta, C.P.A., and Mark G. Solow were each required to report the receipt of such grant by filing a Form 4, "Statement of Changes in Beneficial Ownership of Securities," with the Securities and Exchange Commission. Each of these directors filed the Form 4 a few days after the Form 4 was required to be filed. Other than the aforementioned Forms 4, Central Jersey Bancorp believes that all other filings required to be made by its executive officers and directors pursuant to Section 16(a) of the Exchange Act have been filed within the time periods prescribed.

                    SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

      The Board has adopted a formal process to be followed for those shareholders who wish to communicate directly with the Board or any individual director of Central Jersey Bancorp. A shareholder can contact the Board, or any individual director, by sending a written communication to: Central Jersey Bancorp, Board of Directors, c/o Chairman of the Board, 627 Second Avenue, Long Branch, New Jersey 07740. A shareholder's letter should also indicate that he or she is a shareholder of Central Jersey Bancorp. The Chairman shall either (1) distribute such communication to the Board, or a member or members thereof, as appropriate, depending upon the facts and circumstances described in the communication received; or (2) determine that the communication should not be forwarded to the Board because, in his or her judgment, (a) the communication is primarily commercial in nature and relates to Central Jersey Bancorp's ordinary business or relates to a topic that is improper or not relevant to the Board; or
(b) Central Jersey Bancorp's management can adequately handle the shareholder inquiry or request, in which case the inquiry or request will be forwarded to the appropriate individual. If a shareholder communication is addressed to one or more members of the Board, but not the entire Board, the Chairman shall notify any member of the Board to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request.

      At each Board meeting, the Chairman shall present a summary of all communications received since the last Board meeting which were not forwarded to the Board, as well as the basis for the determination by the Chairman as to why the communications were not forwarded to the Board, and shall make those communications available upon request.

                 SHAREHOLDER PROPOSALS AND NOMINEES FOR DIRECTOR

      Shareholder proposals for presentation at Central Jersey Bancorp's next annual meeting of shareholders must be received by Central Jersey Bancorp at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than December 31, 2005. Central Jersey Bancorp's By-laws contain certain procedures which must be followed in connection with shareholder proposals.

      The Nominating Committee will also consider nominees for director suggested by shareholders of Central Jersey Bancorp applying the same criteria for nominees described under "Election of Directors - Nomination Process" and considering the additional information required below. A shareholder's nominee(s) for director for consideration by the Nominating Committee must be received by Central Jersey Bancorp at its principal executive offices no later than December 31, 2005 and must be accompanied by the following information: (1) the name and contact information for the nominee; (2) a statement of the nominee's business experience and educational background; (3) a detailed description describing any relationship between the nominee and the proposing shareholder; (4) a statement by the shareholder explaining why he or she believes that the nominee is qualified to serve on the Board and how his or her service would benefit Central Jersey Bancorp; and (5) a statement that the nominee is willing to be considered and willing to serve as a director of Central Jersey Bancorp if nominated and elected. The Board retains complete discretion for making nominations for election as a member of the Board.

                                  ANNUAL REPORT

      The annual report to shareholders for the year ended December 31, 2004 accompanies this Proxy Statement. KPMG LLP has audited the financial statements for the year ended December 31, 2004, which statements are contained in the annual report to shareholders. Such annual report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      Selection of the independent public accountants for Central Jersey Bancorp is made by the Audit Committee of the Board of Directors. KPMG LLP was Central Jersey Bancorp's independent public accountants for the year ended December 31, 2004. The Audit Committee has selected KPMG LLP to serve as Central Jersey Bancorp's independent public accountants for the year ended December 31, 2005.

      A representative of KPMG LLP will be present at the Annual Meeting and will have an opportunity to make a statement if the representative desires to do so. Said representative will also be available to respond to appropriate questions from shareholders of Central Jersey Bancorp.

            PROPOSAL TO ADOPT THE CENTRAL JERSEY BANCORP 2005 EQUITY
                                 INCENTIVE PLAN

Introduction

      The Board of Directors has approved and adopted, subject to approval and ratification by Central Jersey Bancorp's shareholders, the 2005 Equity Incentive Plan. Central Jersey Bancorp's 2005 Equity Incentive Plan is designed to encourage and enable employees and directors of Central Jersey Bancorp to acquire or increase their holdings of Common Stock and other proprietary interests in Central Jersey Bancorp. It is intended to promote these individual's interests in the company thereby enhancing the efficiency, soundness, profitability, growth and shareholder value of Central Jersey Bancorp.

      Under the 2005 Equity Incentive Plan, incentive and nonqualified stock options may be granted to eligible employees and/or employee-directors and nonqualified stock options may be granted to eligible non-employee directors. In addition, pursuant to the 2005 Equity Incentive Plan, participants may be eligible to receive, under certain conditions, stock appreciation rights in the form of related stock appreciation rights and freestanding stock appreciation rights, restricted awards in the form of restricted stock awards and restricted stock units, performance awards in the form of performance share awards and performance unit awards, phantom stock awards and dividend equivalent awards.

      No awards have been awarded under the 2005 Equity Incentive Plan nor will any awards be awarded under the 2005 Equity Incentive Plan unless and until the shareholders of Central Jersey Bancorp approve the 2005 Equity Incentive Plan.

      The terms of the 2005 Equity Incentive Plan are complex and it is accordingly recommended that shareholders thoroughly read the following description of the 2005 Equity Incentive Plan which describes certain of the provisions of the 2005 Equity Incentive Plan in greater detail. On written request, Central Jersey Bancorp will provide without charge to each record or beneficial holder of Central Jersey Bancorp's Common Stock, a copy of the Central Jersey Bancorp 2005 Equity Incentive Plan. Requests should be addressed to Mr. James S. Vaccaro, President and Chief Executive Officer, Central Jersey Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740.

Administration of the 2005 Equity Incentive Plan

      The 2005 Equity Incentive Plan will be administered by the Board of Directors of Central Jersey Bancorp or its Compensation Committee (hereinafter referred to as the "Administrator"). Under the 2005 Equity Incentive Plan, the Administrator is authorized to:

      o determine all matters relating to awards, including selection of individuals to be granted awards, the types of awards, the number of shares of Common Stock, if any, subject to an award, and all terms, conditions, restrictions and limitations of an award;

      o prescribe the form or forms of award agreements evidencing any awards granted under the 2005 Equity Incentive Plan;

      o establish, amend and rescind rules and regulations for the administration of the 2005 Equity Incentive Plan;

      o construe and interpret the 2005 Equity Incentive Plan and any awards and award agreements made under the 2005 Equity Incentive Plan;

      o interpret rules and regulations for administering the 2005 Equity Incentive Plan; and

      o make all other determinations deemed necessary or advisable for administering the 2005 Equity Incentive Plan.

Effective Date of the 2005 Equity Incentive Plan

      Pending approval of the 2005 Equity Incentive Plan by the shareholders, the effective date of the 2005 Equity Incentive Plan will be May 26, 2005. All eligible participants may receive awards under the 2005 Equity Incentive Plan for ten years minus one day from the date of shareholder approval.

Shares of Common Stock Available under the 2005 Equity Incentive Plan

      400,000 shares of Common Stock have been reserved for issuance under the 2005 Equity Incentive Plan, including shares reserved for issuance relating to incentive stock options. The 400,000 shares of Common Stock available under the 2005 Equity Incentive Plan will not be reduced by:

      o dividends, including dividends paid in shares, or dividend equivalents paid in cash in connection with outstanding awards;

      o awards which by their terms are settled in cash rather than the issuance of shares;

      o any shares subject to an award under the 2005 Equity Incentive Plan which award is forfeited, cancelled or terminated, expires or lapses for any reason; and

      o any shares surrendered by a participant or withheld by Central Jersey Bancorp to pay the option price or purchase price for an award or shares or used to satisfy any tax withholding requirement in connection with the exercise, vesting or earning of an award if, in accordance with the terms of the 2005 Equity Incentive Plan, a participant pays such purchase price or satisfies such tax withholding by either tendering previously owned shares or having Central Jersey Bancorp withhold shares.

      Any change in the outstanding shares of Central Jersey Bancorp's Common Stock because of a merger, reorganization, stock split or any other event affecting the Common Stock shall result in a corresponding adjustment to the shares of Common Stock reserved for issuance under the 2005 Equity Incentive Plan.

Awards Available Under the 2005 Equity Incentive Plan:

Stock Options:
--------------

      The Administrator may grant either incentive stock options or nonqualified stock options. Only employees of the Company may be granted incentive stock options. The exercise price of each stock option shall be equal to the "fair market value" (as defined below) of the Common Stock on the date the award is granted to the participant; provided, however, that:

            o in the Administrator's discretion, the exercise price of a nonqualified stock option may be less than the fair market value of the Common Stock on the date of grant, but not less than 85% of the fair market value of the Common Stock;

            o with respect to a participant who owns more than 10% of the total combined voting power of all classes of stock of Central Jersey Bancorp, the option price of an incentive stock option granted to such participant shall not be less than 110% of the fair market value of the Common Stock on the date the award is granted; and

            o in no event shall the option price per share of a stock option be less than the par value per share of the Common Stock.

      For purposes of the exercise price of a stock option, "fair market value" shall mean the closing sales price per share of the Common Stock as reported on the last trading date immediately preceding the date the stock option is granted on the New York Stock Exchange or the American Stock Exchange, or, if not so listed, the closing sales price (or the closing bid, if no sales were reported) of the Common Stock as quoted on the Nasdaq National Market or Nasdaq SmallCap Market of the Nasdaq Stock Market, or, if not reported on the Nasdaq Stock Market, as determined by the Administrator based on such valuation measures or other factors as it deems appropriate. The term of each stock option granted to a participant pursuant to an award shall be determined by the Administrator; provided, however, that in no case shall a stock option be exercisable more than 10 years (5 years in the case of an incentive stock option granted to a 10% shareholder) from the date of the award.

      Generally, an employee may only exercise a stock option while an employee of Central Jersey Bancorp; provided, however, that or if the employee's employment is terminated because of disability or death, the stock option may be exercised up to one year after the employee's employment terminates, but only to the extent exercisable on the employee's termination date. The Administrator may in its sole discretion accelerate the date for exercising all or any part of the deceased or disabled employee's stock options which were not otherwise exercisable on the termination date. In the event of a participant's death, his or her stock options shall be exercisable by such person or persons as shall have acquired the right to exercise the stock options by will or by the laws of intestate succession.

      Unless the Administrator determines otherwise, if the employment of the Participant is terminated for any reason, other than disability, death or for "cause" (as such term is defined and used in the 2005 Equity Incentive Plan) his or her stock options may be exercised for up to three months after the termination of his or her employment to the extent exercisable on his or her termination date, except that the Administrator may in its sole discretion accelerate the date for exercising all or any part of the stock options which were not otherwise exercisable on the termination date. If the employment of a participant is terminated for "cause," his or her stock options shall lapse and no longer be exercisable.

      In no event shall there first become exercisable by an employee in any one calendar year incentive stock options with respect to shares having an aggregate fair market value (as determined at the time the incentive stock options are granted) greater than $100,000. To the extent that any incentive stock options are first exercisable by an employee in excess of such limitation, the excess shall be considered nonqualified stock options.

      Each non-employee director is eligible for the grant of nonqualified options. All nonqualified options granted to non-employee directors will have a per share exercise price equal to 100% of the fair market value of a share of Common Stock on the date the nonqualified stock option is granted.

      Unless the Administrator determines otherwise, a stock option granted to a non-employee director at the time of grant may be exercised only to the extent exercisable on the date his or her directorship terminated and must be exercised within six months following the termination of his or her directorship (or such other period stated in the award agreement).

      Except as may be permitted by the Administrator in accordance with applicable laws, stock options granted under the 2005 Equity Incentive Plan shall not be transferable other than by will or the laws of intestate succession.

Stock Appreciation Rights:
--------------------------

      A stock appreciation right ("SAR") is an award entitling the recipient to receive payment, in cash and/or shares of Common Stock, determined in whole or in part by reference to appreciation in the value of a share or shares of Common Stock from the date the SAR is granted to the date it is exercised. The base price per share of a SAR shall be no less than 100% of the fair market value of a share of Common Stock on the date the SAR is granted. A SAR granted in tandem with a stock option will be exercisable only at such times and to the extent that the related stock option is exercisable (a related SAR). A related SAR granted in tandem with an incentive stock option may be exercised only when the fair market value of the shares of Common Stock subject to the incentive stock option exceeds the exercise price of the incentive stock option, and the SAR may be for no more than 100% of the difference between the exercise price of the underlying incentive stock option and the fair market value of the Common Stock subject to the underlying incentive stock option at the time the SAR is exercised. At the option of the Administrator, upon exercise, a SAR may be settled in cash, Common Stock or a combination of both.

      A related SAR may be granted either concurrently with the grant of a stock option or, if the option is a nonqualified stock option, at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such stock option. The base price of these related SAR shall be equal to the option price of the stock option. Related SARs shall be exercisable only at the time and to the extent that the stock option to which it relates is exercisable and may be subject to such additional limitations on exercisability as the Administrator may provide in the award agreement, and in no event after the complete termination or full exercise of the stock option.

      A SAR may also be granted without relationship to a stock option (a freestanding SAR) and, in such case, will be exercisable upon such terms and subject to such conditions as may be determined by the Administrator, subject to the terms of the 2005 Equity Incentive Plan.

      Each participant's award agreement shall set forth the extent to which the participant shall have the right to exercise a SAR following termination of the participant's employment or service with Central Jersey Bancorp. Notwithstanding the foregoing, the Administrator in its sole discretion may limit, in any manner, the amount payable with respect to a SAR. SARs shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and may be exercised during the participant's lifetime only by him or her or by his or her guardian or legal representative.

Restricted Awards:
------------------

      Subject to the limitations of the 2005 Equity Incentive Plan, the Administrator may, in its sole discretion, grant restricted awards to such eligible employees or directors in such numbers, upon such terms and at such times as the Administrator shall determine. Such restricted awards may be in the form of restricted stock awards and/or restricted stock units that are subject to certain conditions, which conditions must be met in order for the restricted award to vest and be earned (in whole or in part) and no longer subject to forfeiture. Restricted stock awards shall be payable in shares of Common Stock. Restricted stock units shall be payable in cash or whole shares of Common Stock, or partly in cash and partly in whole shares of Common Stock, in accordance with the terms of the 2005 Equity Incentive Plan and the sole discretion of the Administrator. The Administrator shall determine the nature, length and starting date of the period, if any, during which a Restricted Award may be earned (the restriction period), and shall determine the conditions which must be met in order for a restricted award to be granted or to vest or be earned (in whole or in part), which conditions may include, but are not limited to, payment of a stipulated purchase price, attainment of performance objectives, continued service or employment for a certain period of time (or a combination of attainment of performance objectives and continued service), retirement, displacement, disability, death, or any combination of such conditions.

      Notwithstanding the foregoing, restricted awards that vest based solely on continued service or the passage of time shall be subject to a minimum restriction period of one year except in the case of:

      o restricted awards assumed or substituted in connection with mergers, acquisitions or other business transactions;

      o restricted awards granted in connection with the recruitment or hiring of a participant; and/or

      o restricted awards granted pursuant to any incentive compensation or bonus program established by Central Jersey Bancorp.

      If the employment or service of a participant shall be terminated for any reason and all or any part of a restricted award has not vested or been earned pursuant to the terms of the 2005 Equity Incentive Plan and the individual award, such award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto. The Administrator shall have sole discretion to determine whether a participant shall have dividend rights, voting rights or other rights as a shareholder with respect to shares of Common Stock subject to a restricted award which has not yet vested or been earned.

Performance Awards:
-------------------

      Subject to the terms of the 2005 Equity Incentive Plan, the Administrator may in its sole discretion grant performance awards to such eligible individuals upon such terms and conditions and at such times as the Administrator shall determine. Performance awards may be in the form of performance shares and/or performance units. An award of performance shares is a grant of a right to receive shares of Common Stock, the cash value thereof, or a combination thereof (in the Administrator's sole discretion), which is contingent upon the achievement of performance or other objectives during a specified period and which has a value on the date of grant equal to the fair market value of the shares of Common Stock covered by the performance award. The Administrator shall determine the nature, length and starting date of the period during which a performance award may be earned (the performance period), and shall determine the conditions which must be met in order for a performance award to be granted, vest or be earned (in whole or in part), which conditions may include but are not limited to specified performance objectives, continued service or employment for a certain period of time, or a combination of such conditions.

      If the employment or service of a participant shall terminate for any reason and the participant has not earned all or part of a performance award pursuant to the terms of the 2005 Equity Incentive Plan and individual award, such award, to the extent not then earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

      Performance awards that have not been earned shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the recipient of a performance award shall not sell, transfer, assign, pledge or otherwise encumber any shares subject to the award until the performance period has expired and until the conditions to earning the award have been met.

Phantom Stock Awards:
---------------------

      Subject to the terms of the 2005 Equity Incentive Plan, the Administrator may in its sole discretion grant phantom stock awards to such eligible individuals, in such numbers, upon such terms and at such times as the Administrator shall determine. A phantom stock award is an award to a participant of a number of hypothetical share units with respect to shares of Common Stock, with a value based on the fair market value of the shares of Common Stock.

      The Administrator shall have sole authority to determine whether and to what degree phantom stock awards have vested and are payable and to interpret the terms and conditions of phantom stock awards. If the employment or service of a participant shall be terminated for any reason and all or any part of a phantom stock award has not vested and become payable pursuant to the terms of the 2005 Equity Incentive Plan and the individual award, such award, to the extent not then vested or earned, shall be forfeited immediately upon such termination and the participant shall have no further rights with respect thereto.

      Upon vesting of all or a part of a phantom stock award and satisfaction of such other terms and conditions as may be established by the Administrator, the participant shall be entitled to a payment of an amount equal to fair market value of the shares of Common Stock with respect to each such phantom stock award which has vested. Payment may be made, in the discretion of the Administrator, in cash or in shares of Common Stock valued at their fair market value on the applicable vesting date or dates (or other date or dates determined by the Administrator), or in a combination thereof. The Administrator may, however, establish a limitation on the amount payable in respect of each share of phantom stock. Payment may be made in a lump sum or upon such terms as may be established by the Administrator.

      Unless the Administrator determines otherwise, (1) phantom stock awards that have not vested shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession,
(2) phantom stock awards may be exercised during the participant's lifetime only by him or her or by his or her guardian or legal representative, and (3) shares of Common Stock (if any) subject to a phantom stock award may not be sold, transferred, assigned, pledged or otherwise encumbered until the phantom stock award has vested and all other conditions established by the Administrator have been met.

Dividends and Dividend Equivalents:
-----------------------------------

      The Administrator may, in its sole discretion, provide that awards granted under the 2005 Equity Incentive Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Administrator may establish, including reinvestment in additional shares of Common Stock or share equivalents.

Limitations on Granting of Awards

      No participant shall be awarded, whether by the grant of stock options, performance awards and/or restricted awards, more than 100,000 shares of Common Stock (which includes the right to receive such shares) and/or SARs related thereto in any one calendar year.

Amendment and Termination of the 2005 Equity Incentive Plan

      The 2005 Equity Incentive Plan may be amended, altered and/or terminated at any time by the Board; provided, however, that: (1) approval of an amendment to the 2005 Equity Incentive Plan by the shareholders of Central Jersey Bancorp shall be required to the extent, if any, that shareholder approval of such amendment is required by applicable law, rule or regulation; and (2) with the minor exception set forth below, the option price for any outstanding stock option or base price of any outstanding SAR may not be decreased after the date of grant, nor may any outstanding option or SAR be surrendered to Central Jersey Bancorp as consideration for the grant of a new stock option or SAR with a lower option price or base price than the original stock option or SAR, as the case may be, without shareholder approval of any such action.

      The Administrator may amend, alter or terminate any award granted under the 2005 Equity Incentive Plan, prospectively or retroactively, but such amendment, alteration or termination of an award shall not, without the consent of the recipient of an outstanding award, materially adversely affect the rights of the recipient with respect to the award.

Change in Control

      All stock options and SARs outstanding as of the date of a change in control shall become fully exercisable, whether or not then otherwise exercisable. Any restrictions, including but not limited to the restriction period, performance period, performance criteria and/or vesting conditions applicable to any restricted award, performance award and/or phantom stock award, shall be deemed to have been met, and such awards shall become fully vested, earned and payable to the fullest extent of the original grant of the applicable award.

      Notwithstanding the foregoing, in the event of a merger, share exchange, reorganization, sale of all or substantially all of the assets of Central Jersey Bancorp or other similar transaction or event affecting Central Jersey Bancorp or its shareholders, the Administrator may, in its sole and absolute discretion, determine that any or all awards granted pursuant to the 2005 Equity Incentive Plan shall not vest or become exercisable on an accelerated basis, if Central Jersey Bancorp or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of awards granted under the 2005 Equity Incentive Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the 2005 Equity Incentive Plan), as the Administrator determines to be equitable or appropriate to protect the rights and interests of participants under the 2005 Equity Incentive Plan. If the Compensation Committee is acting as the Administrator authorized to make the determinations provided for above, such determination must also be approved by the Board prior to such determination being placed into effect.

Unfunded 2005 Equity Incentive Plan

      The 2005 Equity Incentive Plan shall be unfunded, and Central Jersey Bancorp shall not be required to create a trust or segregate any assets that may at any time be represented by awards under the 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan shall not establish any fiduciary relationship between Central Jersey Bancorp and any participant or other person.

Neither a participant nor any other person shall, by reason of the 2005 Equity Incentive Plan, acquire any right in or title to any assets, funds or property of Central Jersey Bancorp, including, without limitation, any specific funds, assets or other property which Central Jersey Bancorp may set aside in anticipation of a liability under the 2005 Equity Incentive Plan. A participant shall have only a contractual right to the Common Stock or other amounts, if any, payable under the 2005 Equity Incentive Plan, unsecured by any assets of Central Jersey Bancorp. Nothing contained in the 2005 Equity Incentive Plan shall constitute a guarantee that the assets of such entities shall be sufficient to pay any benefits to any person.

Compliance with Code Section 409A

      Notwithstanding any other provision in the 2005 Equity Incentive Plan or an award to the contrary, if and to the extent that Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code"), is deemed to apply to the 2005 Equity Incentive Plan or any award granted under the 2005 Equity Incentive Plan, it is the general intention of Central Jersey Bancorp that the 2005 Equity Incentive Plan and all such awards shall comply with
Section 409A, related regulations or other guidance, and the 2005 Equity Incentive Plan and any such award shall, to the extent practicable, be construed in accordance therewith. Deferrals of shares issuable pursuant to a stock option, a SAR settled in shares of Common Stock, a restricted award or any other award otherwise exempt from Section 409A in a manner that would cause Section 409A to apply shall not be permitted. Without in any way limiting the effect of the foregoing, in the event that Section 409A, related regulations or other guidance require that any special terms, provisions or conditions be included in the 2005 Equity Incentive Plan or any award, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the 2005 Equity Incentive Plan or award, as applicable. Further, in the event that the 2005 Equity Incentive Plan or any award shall be deemed not to comply with
Section 409A or any related regulations or other guidance, then neither Central Jersey Bancorp, the Administrator nor its or their designees or agents shall be liable to any participant or other person for actions, decisions or determinations made in good faith.

Federal Income Tax Consequences

      Stock Options: The grant of an incentive stock option or a nonqualified stock option does not result in income for the grantee or in a deduction for Central Jersey Bancorp.

      The exercise of a nonqualified stock option results in ordinary income for the grantee and a business deduction for Central Jersey Bancorp measured by the difference between the option's exercise price and the fair market value of the shares of Common Stock received at the time of exercise; provided, however, that Central Jersey Bancorp will not be able to deduct compensation to a Named Executive Officer of Central Jersey Bancorp to the extent such compensation exceeds $1 million in any tax year unless such compensation qualifies as performance-based compensation under Section 162(m) of the Code and the regulations related thereto. If Central Jersey Bancorp is required to withhold income taxes in connection with the exercise of a nonqualified stock option, the Administrator may, in its discretion, permit such withholding obligation to be satisfied by the delivery of shares of Common Stock held by the grantee or to be delivered to the grantee upon exercise of the stock option.

      The exercise of an incentive stock option does not result in income for the grantee or in a business deduction for Central Jersey Bancorp; provided, that the employee does not dispose of the shares of Common Stock acquired upon exercise within two years after the date of grant of the option and one year after the transfer of the shares of Common Stock upon exercise, and provided that, the employee is employed by Central Jersey Bancorp or a subsidiary of Central Jersey Bancorp from the date of grant until three months before the date of exercise. If these requirements are met, the employee's basis in the shares of Common Stock would be the exercise price. Any gain related to the subsequent disposition of shares of Common Stock will be taxed to the employee as a long-term capital gain and Central Jersey Bancorp will not be entitled to any deduction. The excess of the fair market value of the Common Stock on the date of exercise over the exercise price is an item of tax preference for the employee, potentially subject to the alternative minimum tax.

      If an employee should dispose of the shares of Common Stock acquired pursuant to the exercise of an incentive stock option prior to the expiration of either of the designated holding periods, the employee recognizes ordinary income and Central Jersey Bancorp is entitled to a business deduction in an amount equal to the lesser of the fair market value of the shares of Common Stock on the date of exercise minus the stock option exercise price or the amount realized on disposition of the shares of Common Stock minus the stock option exercise price. Any gain in excess of the ordinary income recognized by the employee is taxable as long-term or short-term capital gain, depending on the holding period. If a stock option, intended to be an incentive stock option, does not satisfy all of the requirements of an incentive stock option pursuant to Section 422 of the Code when granted, the employee recognizes ordinary income upon exercise of the option and Central Jersey Bancorp is entitled to a business deduction in an amount equal to the fair market value of the shares of Common Stock on the exercise date minus the stock option exercise price. Income tax withholding would be required. In the event a stock option intended to be an incentive stock option does not qualify as such when granted to or exercised by a Named Executive Officer, the $1 million per capita limitation on compensation to the Named Executive Officer imposed by Section 162(m) of the Code will apply unless such compensation qualifies as performance-based compensation under 162(m) of the Code and the regulations related thereto.

      SARS: The grant of a SAR does not result in income for the grantee or in a business deduction for Central Jersey Bancorp for federal income tax purposes. Upon the exercise of a SAR, the grantee recognizes ordinary income and Central Jersey Bancorp is entitled to a business deduction measured by the fair market value of the shares of Common Stock and/or cash received; provided, however, that, if the grantee is a Named Executive Officer, the $1 million per capita limitation on compensation to the Named Executive Officer imposed by Section 162(m) of the Code will apply unless such compensation qualifies as performance-based compensation under 162(m) of the Code and the regulations related thereto. Income tax withholding would be required for employees of Central Jersey Bancorp and its subsidiaries.

      Restricted Awards: If the shares of Common Stock issued pursuant to a restricted award are subject to restrictions resulting in a "substantial risk of forfeiture" pursuant to the meaning of such term under Section 83 of the Code, the restricted award does not result in income for the grantee or in a business deduction for Central Jersey Bancorp for federal income tax purposes. If there are no such restrictions, conditions, limitations or forfeiture provisions, the grantee recognizes ordinary income and Central Jersey Bancorp is entitled to a business deduction upon receipt of the shares of Common Stock. Dividends paid to the grantee while the Common Stock remained subject to any restrictions would be treated as compensation for federal income tax purposes. At the time the restrictions lapse, the grantee receives ordinary income and Central Jersey Bancorp is entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m) of the Code, measured by the fair market value of the shares of Common Stock at the time of lapse. Income tax withholding would be required for employees of Central Jersey Bancorp and its subsidiaries.

      Other Stock Based Awards: Any employee of the Company or any of its subsidiaries who receives shares of Common Stock as bonus compensation or in lieu of the employee's cash compensation shall recognize ordinary income, and the Company shall be entitled to a business deduction, subject to the $1 million deduction limitation under Section 162(m), measured by the fair market value of the shares of Common Stock issued to the employee.

Vote Required

      Approval by the Company's shareholders of the proposal to approve and adopt the 2005 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of Common Stock present in person or represented by proxy.

      The Board of Directors recommends a vote "FOR" the proposal to approve and adopt the 2005 Equity Incentive Plan.

                                  OTHER MATTERS

      It is not expected that any matter not referred to herein will be presented for action at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxies or authorized substitutes will have discretion to vote on such matters and on matters incident to the conduct of the Annual Meeting in accordance with their best judgment.

                          ANNUAL REPORT ON FORM 10-KSB

      On written request, Central Jersey Bancorp will provide without charge to each record or beneficial holder of the Central Jersey Bancorp's Common Stock, a copy of Central Jersey Bancorp's Annual Report on Form 10-KSB for the year ended December 31, 2004, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. James S. Vaccaro, President and Chief Executive Officer, Central Jersey Bancorp, 627 Second Avenue, Long Branch, New Jersey 07740. It should be noted that a copy of the Annual Report on Form 10-KSB is included with the annual report to shareholders which accompanies this Proxy Statement.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THEIR PROXIES WITHOUT DELAY TO THE REGISTRAR AND TRANSFER COMPANY IN THE SELF ADDRESSED, POSTAGE PREPAID ENVELOPE ENCLOSED HEREWITH. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. THANK YOU.

                                           By Order of the Board of Directors

                                           /s/ Robert S. Vuono

                                           Robert S. Vuono
                                           Secretary

[X] PLEASE MARK VOTES            REVOCABLE PROXY
    AS IN THIS EXAMPLE       CENTRAL JERSEY BANCORP

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 26, 2005

The undersigned, a shareholder of CENTRAL JERSEY BANCORP, hereby constitutes and appoints JAMES S. VACCARO and CARL F. CHIRICO, and each of them, as proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of said Central Jersey Bancorp called and to be held at Branches, 123 Monmouth Road (Route 71), West Long Branch, New Jersey, on Thursday, May 26, 2005 at 10:00 a.m. (the "Annual Meeting") and any adjournment or postponement thereof, and thereat to vote as designated hereon the number of shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present.

                                                                  With-  For All
                                                            For   hold   Except
1.    To elect the  following  nominees  for director of    [_]   [_]     [_]
      Central Jersey Bancorp who will serve until the next annual meeting of shareholders and until their successors have been elected and qualify
      (vote on all):

      James G. Aaron, Nicholas A. Alexander, John A. Brockriede,
      George S. Callas, Carl F. Chirico, M. Claire French,
      William H. Jewett, Paul A. Larson, Jr., John F. McCann,
      Mark G. Solow, James S. Vaccaro and Robert S. Vuono

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "For All Except"and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------

                                                           For   Against Abstain
2.    To  consider  and vote upon a proposal  to approve    [_]   [_]     [_]
      and adopt the Central  Jersey  Bancorp 2005 Equity
      Incentive Plan as described in the Proxy Statement delivered herewith.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN A MANNER DIRECTED HEREIN BY THE BELOW SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND FOR ADOPTION OF THE CENTRAL JERSEY BANCORP 2005 EQUITY INCENTIVE PLAN.

                                                        ------------------------
         Please be sure to sign and date                | Date                 |
           this Proxy in the box below.                 |                      |
--------------------------------------------------------------------------------
|                                                                              |
|                                                                              |
-----------Shareholder sign above----------Co-holder (if any) sign above-------

--------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                             CENTRAL JERSEY BANCORP
--------------------------------------------------------------------------------
                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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